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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statements of Hawaiian Holdings, Inc. of our reports dated February 28, 2008, with respect to the consolidated financial statements and schedule of Hawaiian Holdings, Inc., and subsidiaries and the effectiveness of internal control over financial reporting of Hawaiian Holdings, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2007.

Form	Description
S-3	Hawaiian Holdings, Inc. Common Stock (No. 333-133615)
S-3	Hawaiian Holdings, Inc. Common Stock (No. 333-129503)
S-8	Hawaiian Holdings, Inc. 2005 Stock Incentive Plan (No. 333-127732)
S-8	Hawaiian Airlines, Inc. Stock Bonus Plan (No. 333-127731)
S-8	Hawaiian Holdings, Inc. 401(k) Savings Plan (No. 333-09671)
S-8	Hawaiian Holdings, Inc. Pilots' 401(k) Plan (No. 333-09669)
S-8	Hawaiian Holdings, Inc. Pilots' 401(k) Plan (No. 333-61244)
S-8	Hawaiian Holdings, Inc. 401(k) Plan for Flight Attendants (No. 333-09667)

/s/ ERNST & YOUNG LLP

Honolulu, Hawaii
February 28, 2008

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  Exhibit 23.1